		    SCHEDULE 14A INFORMATION


   Proxy Statement Pursuant to Section 14 (a) of the Securities
	      Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant  [X]

   Filed by a Party other than the Registrant [_]

   Check the appropriate box:

   [_]  Preliminary Proxy Statement

   [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

   [X]  Definitive Proxy Statement

   [_]  Definitive Additional Materials

   [_]  Soliciting Material Pursuant to Section 240.14a-11(c) or
	Section 240.14a-12

			    SUPERTEX, INC.
---------------------------------------------------------------------
	(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       14a-6(j)(2).

  [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [_]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction
       applies:

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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  (4)  Proposed maximum aggregate value of transaction:

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*Set forth the amount on which the filing fee is calculated and state how it was determined.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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  (2)  Form, Schedule or Registration Statement No.:

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

			    SUPERTEX, INC.
		NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

			    August 6, 1999


To the Shareholders:

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Supertex, Inc., a California corporation (the "Company"), will be held on Friday, August 6, 1999 at 10:00 a.m., local time, at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve the reservation of an additional 900,000 shares for issuance under the Company's 1991 Stock Option Plan and the adoption of an annual option grant limit.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal year 2000.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

 Only shareholders of record at the close of business on June 14, 1999 are entitled to vote at the meeting.

 All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

				 BY ORDER OF THE BOARD OF DIRECTORS

				    /s/ Benedict C. K. Choy
					Secretary


Sunnyvale, California

July 1, 1999

			    SUPTERTEX, INC.
			   PROXY STATEMENT

	    SOLICITATION  OF PROXY, REVOCABILITY AND VOTING

General

 The enclosed Proxy is solicited on behalf of the Board of Directors of Supertex, Inc., a California corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders to be held on August 6, 1999 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

 Only shareholders of record at the close of business on June 14, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 12,074,668 shares of the Company's Common Stock, no par value, were issued and outstanding.

 The Annual Meeting will be held at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California
94089.  The Company's telephone number at that address is (408)
744-0100.

 These proxy solicitation materials were mailed on or about July
2, 1999 to all shareholders entitled to vote at the meeting.

Revocability of Proxies

 Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person.

Voting and Solicitation

 Every shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for a greater number of candidates than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. An automated system administered by the Company's transfer agent, Registrar and Transfer Company, tabulates the votes.

Quorum; Abstentions; Broker Non-Votes

 The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

 While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal, since the shareholder has expressly declined to vote on such proposal. Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted.

 Accordingly, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan). However, with respect to a proposal that requires a majority of the outstanding shares, (such as an amendment to the articles of incorporation), an abstention or broker non-vote has the same effect as a vote against the proposal.

 The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telephone or by fax by certain of the Company's directors, officers, and regular employees - such persons will not receive additional compensation for such solicitation.

Deadline for Receipt of Shareholder Proposals

 Proposals of security holders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting for fiscal 2000 must be received by the Company no later than February 24, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.


		PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees

 A board of five (5) directors is to be elected at the meeting. Currently, the board consists of five (5) directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. In the event that any nominee of the Company declines or is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will decline or will be unable to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders until such person's successor has been elected and qualified. The names of the nominees and certain information about them are set forth below.

							  Director
Name of Nominee     Age     Principal Occupation           Since
Henry C. Pao        61      President/Principal             1976
			    Executive and Financial
			    Officer of the Company

Yunni Pao           84      Industrialist and               1976
                            Financier

Benedict C.K. Choy  53      Senior Vice President,          1986
                            Company Technology
                            Development

Frank C. Pao        53      President and Chief             1987
			    Executive Officer,
			    Business Systems
			    Technology Corporation

Richard E. Siegel   53      Executive Vice President        1988
			    of the Company

 Each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director, nominee or executive officer of the Company, except as stated below.

 Dr. Henry C. Pao is a founder of Supertex and has served as President, Principal Financial and Executive Officer, and as a Director since the Company's formation in fiscal 1976. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand, and IBM. He has B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of Illinois at Champaign-Urbana. Dr. Pao is the son of Mr. Yunni Pao and the brother of Frank Pao.

 Yunni Pao is an industrialist and financier. He has been a director since 1976.

 Benedict C. K. Choy, a founder of the Company, joined in 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since 1988. He has been a Director since 1986. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He has a B.S. degree in Electrical Engineering from the University of California, Berkeley.

 Frank C. Pao has been the President and CEO of Business Systems
Technology Corporation in Poughkeepsie, New York, since 1986.
He has B.S. and M.S. degrees in Electrical Engineering from the Tufts University, Medford, Massachusetts.

 Richard E. Siegel joined the Company in 1981 as National Sales Manager, was appointed Vice President of Sales and Marketing in April 1982, Senior Vice President in February 1988, and has served as Executive Vice President since November 1988. He has been a Director since 1988. Previously, he worked at Signetics Corporation, Fairchild Semiconductor, Ford Instrument, and Grumman Aircraft Corporation. He has a B.S. degree in Mechanical Engineering from the City College of New York, augmented with Electrical Engineering courses from Brooklyn Polytechnic Institute, New York.

Vote Required

 The five (5) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

 The Board of Directors recommends that shareholders vote FOR reelection of the above-named directors to the Board of the Company.

Board Meetings and Committees

 The Board of Directors of the Company held a total of two meetings during the fiscal year ended March 27, 1999.
All directors attended every meeting during such fiscal year.

 The Board of Directors has an Audit Committee, a Compensation Committee, and an Executive Stock Option Committee. The Board has no special nominating committee or any committee performing similar functions of such committee. Any member of the Board can make nominations.

Audit Committee

 The Audit Committee consists of two outside directors, Yunni
Pao and Frank Pao, and one inside director, Benedict Choy, who is not involved in the Company's day-to-day financial matters.
The principal functions of the Audit Committee are (1) to monitor corporate financial reporting and the internal and external audits of the Corporation (2) to review and evaluate the Company's internal control structure, and (3) to nominate independent public accountants and approve the services performed by such auditors. The Audit Committee held one meeting in fiscal year 1999 and such meeting was attended by all Audit Committee members.

Compensation Committee

 The Compensation Committee, consists of Yunni Pao, Henry C.
Pao, and Benedict Choy. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to all cash-based compensation of the executive officers of the Company and all stock compensation of employees other than the executive officers. It also serves as an administrator of the Company's employee stock option plans. The Compensation
Committee held one meeting in fiscal year 1999, and such meeting was attended by all Compensation Committee members.

Compensation Committee Interlocks and Insider Participation

 Benedict Choy and Henry C. Pao serve on the Compensation
Committee and are also officers of the Company. Yunni Pao, the father of Henry Pao and Frank Pao, is a member of the Company's
Compensation Committee.

Executive Stock Option Committee

 The Executive Stock Option Committee, consisting of Yunni Pao and Frank Pao, serves as an administrative arm of the Board of Directors to authorize the grant of stock options under the Company's 1991 Stock Option Plan to officers and directors of the Company eligible to receive options under such Plan.

       Report of the Compensation Committee and Executive
	Stock Option Committee of the Board of Directors

 The Compensation Committee of the Board of Directors is generally responsible for reviewing compensation and benefits of executive officers of the Company; except for the stock options to executive officers and directors of the Company, for which the Executive Stock Option Committee is responsible.

 The Company applies a consistent philosophy of compensation for all employees, including its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and shareholders.

 Compensation Philosophy. The goals of these committees are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for the chief executive officer and other executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

* The Company pays competitively. The Company is committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other companies of similar size and sales volume within the semiconductor industry, most of which are included in the Nasdaq Electronic Component Index.

* The Company pays for relative sustained performance. Officers are rewarded based upon corporate performance, product line performance and individual performance. Corporate performance and product line performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

* The Company strives for fairness in the administration of compensation. The Company strives to achieve a balance with respect to compensation paid to the executives within the Company and in comparable companies. The Company also believes that the contributions of each member of the executive staff are vital to the success of the Company. As such, the Compensation Committee's current policy is that the CEO's base compensation does not have any bearing on the base compensation of the other officers. Similarly, any employee may receive a base compensation higher than his/her supervisor due to the particular higher technical skills required in the subordinate position.

* The Company believes that employees should understand the performance evaluation and compensation administration process. At the beginning of each focal review period in July, annual objectives for the Company are set for each officer. The CEO gives ongoing feedback on performance to each officer. Within 90 days after the end of the fiscal year, the committees evaluate the accomplishments of the key objectives, which affects decisions on merit increases and stock option grants.

Compensation Components. The Company's compensation program, which consists of cash- and equity-based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance shareholder value, motivate technological innovation and adequately reward its executive officers and other employees. These components are:

Cash-Based Compensation:

Salary. The Compensation Committee sets base salary for the chief executive officer and all other officers by reviewing the compensation levels for competitive positions in the market. Based on comparative data, the chief executive officer and all other officers were compensated within the low-to-middle salary range levels during fiscal 1999. The chief executive officer and all other officers of the Company largely met their individual goals and the Company's overall performance set for them in fiscal 1999.

Profit-Sharing Bonus. The Company has a semiannual profit-sharing plan under which it distributes to all employees, including the chief executive officer and all other officers, ten percent of its operating profits before taxes and other adjustments. The Company believes that all employees share the responsibility of achieving profits. Accordingly, it awards a bonus to all employees based on a formula which includes employment grade level, seniority with the Company, and employee performance including attendance. As of June 14, 1999, the Company has made twenty two consecutive semiannual profit-sharing distributions.

Equity-Based Compensation:

Stock Option Grants. Stock options provide additional incentives to the chief executive officer and all other officers, directors, and certain management and technical employees to work to maximize stockholder value. The options vest over a defined period to encourage such employees to continue in the employ of the Company. In line with its compensation philosophy, the Company grants stock options commensurate with the employee's potential contribution to the Company, measured by his qualifications and previous work performance. Stock options were granted to various officers, management or technical employees in fiscal year 1999 for performance and promotions of existing employees, and as a part of the employment compensation package for new employees.

                     -Respectfully submitted by the
                      members of the Compensation Committee

				    Yunni Pao       Henry C. Pao
				    Benedict C. K. Choy

Compensation of Directors

Cash Compensation. The Company currently pays cash compensation to its outside Directors for serving on the Board or committees of the Board in an amount of $500 for each Board meeting attended in person not via telephone. The Company also reimburses all outside Directors for travel and other necessary out-of-pocket expenses incurred in the performance of their services as directors.

Certain Transactions:  Lease with Company Director

 The manufacturing facility of the Company is leased from Fortuna Realty Co., a corporation owned by Supertex Director,
Yunni Pao. The five-year operating lease agreement with Fortuna Realty expires in February 2001. The total rental expenses paid to the company director were, $375,000, $362,000, and $352,000 in fiscal 1999, 1998, and 1997 respectively. The Company believes that the lease with Fortuna Realty Co. is at prevailing market rates.

Security Ownership of Certain Beneficial Owners and Management

 The following table sets forth the beneficial ownership of Common Stock of the Company as of June 14, 1999 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's five most highly compensated executive officers, and (iv) by all directors and executive officers as a group:

Directors, Officers and 5% Stockholders          Shares Beneficially Owned(1)
---------------------------------------    ------------------------------------
					   Number of Shares  Percentage of Total
					   ----------------  -------------------
Account Management Corp.                     1,008,000(2)          8.35%
2 Newberry Street
Boston, MA 02116

Wasatch Advisors, Inc.			       752,075(3)          6.23%
150 Social Hall Avenue
Salt Lake City, UT 84111

Dimensional Fund Advisors Inc.                 592,400(4)          4.91%
1299 Ocean Ave., 11th Floor
Santa Monica, California 90401

Yunni Pao                                    1,615,552(5)         13.38%
2 Oxford Road
Kowloon, HongKong

Frank C. Pao                                   946,500             7.84%
Business Systems Technology Corp.
330 Manchester Rd.
Poughkeepsie, New York 12603

Henry C. Pao                                   907,450(6)          7.42%
Supertex, Inc.
1235 Bordeaux Dr.
Sunnyvale, California 94089

Benedict C.K. Choy                            273,560 (7)          2.24%
Richard Siegel                                 54,200 (8)           (11)
Dennis Kramer                                  24,200 (9)           (11)
All Directors and Officers                  4,489,462 (10)        36.72%
 as a group (7 persons)
			 ---------------------

(1) Except as indicated in the footnotes to this table, and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Based on a filing dated February 16, 1999, pursuant to Section 13(g) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"), the Company believes that Account Management Corp., has beneficial ownership of 1,008,000 shares of the Company's Common Stock as of December 31, 1998. Account Management Corporation, an Investment Adviser registered under
     Section 203 of the Investment Advisers Act of 1940, has the sole power to dispose or to direct the disposition of all such shares.

(3) Based on a filing dated February 12, 1999, pursuant to Section 13(g) of the Exchange Act, the Company believes that Wasatch Advisors, Inc., has beneficial ownership of 752,075 shares of the Company's Common Stock as of December 31, 1998. Wasatch Advisors, Inc., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, has the sole voting and dispositive power for all shares.

(4) Based on a filing dated February 12, 1999, pursuant to Section 13(g) of the Exchange Act, the Company believes that, Dimensional Fund Advisors Inc.,("Dimensional"), a registered investment advisor, has beneficial ownership of 592,400 shares of the Company's Common Stock as of December 31, 1998, all of which shares are held in portfolios. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over all shares of common stock shown. Dimensional disclaims beneficial ownership of all such shares.

(5) Registered under Push Inc., a British Virgin Islands investment corporation under the sole directorship of Yunni Pao. Based on a filing pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended, Push Inc. holds sole voting and dispositive power for all the shares.

(6) Includes (i) options held by Mr. Henry Pao to purchase 57,000 shares of Common Stock issuable upon exercising of options exercisable within 60 days of June 14, 1999, (ii) 9,100 shares of Common Stock held of record by his daughter, (iii) 9,100 shares of Common Stock held of record by his son.

(7) Includes options held by Mr. Choy to purchase 47,600 shares of Common Stock exercisable within 60 days of June 14, 1999.

(8) Includes options held by Mr. Siegel to purchase 24,400 shares of Common Stock exercisable within 60 days of June 14, 1999.

(9) Includes options held by Mr. Kramer to purchase 23,000 shares of Common Stock exercisable within 60 days of June 14, 1999.

(10) Includes 152,000 shares exercisable within 60 days of June 14, 1999.

(11) Indicates less than 1% in beneficial ownership.


Compliance with Section 16(a) of the Exchange Act

 Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD") initial reports of ownership on Form 3 and changes in ownership on Form 4 or 5. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) forms they file.

 Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended March 27, 1999, all
Section 16(a) filing requirements applicable to its officers, directors, and 10% shareholders were satisfied.

Executive Officers of the Registrant

The names, ages and positions of the Company's executive officers as of Jun 14, 1999 are as follows:


        Name             Age             Current Position with Company

Henry C. Pao             61   President/Principal Executive and Financial
                              Officer

Richard E. Siegel        53   Executive Vice President

Benedict C.K. Choy       53   Senior Vice President, Technology Development

Dennis Kramer            57   Vice President, Materials

William Numann           42   Vice President, DMOS Products

William Ingram           52   Vice President, Wafer Fab Operations

Franklin Gonzalez        48   Vice President, Process Technology

Michael Lee              45   Vice President, I.C. Design


 Officers appointed by the Board of Directors serve at the discretion of the Board. There is no family relationship between any directors or executive officers of the Company except as stated below.

 Henry C. Pao is a founder of Supertex and has served as President, Principal Financial and Executive Officer, and as a Director since the Company's formation in fiscal 1976. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand and IBM. He has a B.S., M.S., and Ph.D. degrees in electrical engineering from University of Illinois at Champaign-Urbana. Dr. Pao is the son of Mr. Yunni Pao and the brother of Frank Pao, also Directors of the Company.

 Richard E. Siegel joined the Company in 1981 as National Sales Manager, was appointed Vice President of Sales and Marketing in April 1982,
Senior vice President in February 1988, and has served as Executive Vice President since November 1988. He has been a Director since 1988. Previously, he worked at Signetics Corporation, Fairchild Semiconductor,
Ford Instrument and Grumman Aircraft Corporation. He has a B.S. degree in mechanical engineering from City college of New York, augmented with electrical engineering courses from Brooklyn Polytechnic Institute, New York.

 Benedict C.K. Choy, a founder of the Company, joined Supertex in fiscal 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since February 1988. He has been a Director since 1986. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He has a B.S. degree in electrical engineering from the University of California, Berkeley.

 Dennis E. Kramer joined Supertex in September 1981 as Wafer Fab II Production Manager. Over his tenure, he has managed many facets of the wafer fabrication process as well as all the back-end manufacturing operations. He was promoted to Vice President of Materials in 1996. Previously, he worked at Siemens and Signetics Corporation. He has a B.S. degree in chemistry from University of California, Los Angeles and an MBA from Santa Clara University.

 William Numann came on board in June 1997, as Vice-President of DMOS Products. Aside from his product line responsibilities, he is working with the Company's senior management team in developing a new strategic plan for the Company. Previously, he worked at Siliconix and Supertex, Inc. He has a B.S. degree in electrical engineering and an MBA, both from Rensseleaer Polytechnic Institute, New York.

 William Ingram joined Supertex five years ago as its Director of Wafer Fab Operations. Prior to joining Supertex, he was Vice President of Technology Development at Crosspoint Solutions, before which he held management positions at National Semiconductor. He began his career at Fairchild after receiving his B.S. degree in electrical engineering with honors from the North Carolina State University.

 Franklin Gonzalez joined Supertex in November 1990 as a Process Development Manager. In 1994, he was promoted to Director of Process Technology. Prior to joining Supertex, he held various Research and Development management positions spanning over seventeen years with such companies as ECI Semiconductor, Telmos and Harris Semiconductor where he began his career.
He has a Ph.D. in electrical engineering from the University of Florida and a M.S. degree in electrical engineering from Stanford University.

 Michael Lee re-joined Supertex in October 1993 as Director of I.C. Design. Before that, he had a combined total of fifteen years of industry experience in I.C. Design. Mr. Lee began his career at Supertex in 1978 after receiving his M.S. degree in electrical engineering from the University of California Berkeley.


Compensation of Executive Officers
 The following table shows compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the three fiscal years ended March 27, 1999.



		      SUMMARY COMPENSATION TABLE
										  Long-Term
						Annual Compensation             Compensation(1)
				     --------------------------------------  ----------------------
						Deferred           Deferred  Securities Underlying     All other
Name and Principal Position   Year   Salary(2)   Salary  Bonus(3)   Bonus   Options (No. of Shares) Compensation(4)
---------------------------   ----   ---------  -------- --------  -------- ----------------------- ---------------
Henry  C. Pao                 1999    $139,576  $44,326  $ 1,508   $102,492          56,000              $1,385
 President, CEO, Director     1998     139,150   44,752    1,299     88,301               0               1,385
                              1997     136,209   60,849    3,301     89,819          28,000               1,415

Richard Siegel                1999     206,419   35,262   45,500     45,500          54,000               1,355
 Executive Vice President     1998     203,374   34,725   39,200     39,200               0               1,385
                              1997     199,628   24,646   40,740     40,740          27,000               1,415

Benedict C. K. Choy           1999     164,020   15,277   39,000     39,000          52,000               1,355
 Senior Vice President,       1998     159,659   17,006   33,600     33,600               0               1,385
 Technology Development       1997     151,162   16,062   34,920     34,920          26,000               1,415

William Numann                1999     150,312        0   39,333          0           6,000               1,355
 Vice President, DMOS         1998     115,165        0   17,000          0          30,000(6)            1,016
                              1997(5)      N/A      N/A      N/A        N/A             N/A                 N/A
Dennis Kramer
 Vice President, Materials    1999      97,171   15,819   23,750          0          10,000               1,330
                              1998      97,952   12,216   21,000          0               0               1,343
                              1997      98,494    2,879   10,829          0          10,000               1,364



------------------------------

(1) The Company has not issued stock appreciation rights or restricted stock awards. The Company has no "long-term incentive plan," "defined benefit plan," or "pension plan" as such terms are defined in the applicable rules.

(2) Compensation deferred at the election of executive is included in the category and in the year earned.

(3) The amounts shown in this column reflect payments under the Company's semi-annual profit-sharing plan under which all eligible employees participate. Bonus deferred at the election of the executive is included in the category and in the year earned.


(4)  The amounts disclosed in this column include:
  (a) Company contributions of $5,200, $4,940, and $5,200 in fiscal 1997, 1998, and 1999 respectively under the Supertex, Inc. Savings and Retirement Plan, a defined contribution 401(k) plan on behalf of each named executive officers.
  (b) Payment by the Company of premiums amounting to $1,824, $1,574, and $1,579 for fiscal 1997, fiscal 1998, and fiscal 1999, respectively, for term life insurance on behalf of each named executive officer. All full-time employees of the Company are covered by such term life insurance benefits.

(5)  William Numann joined Supertex, Inc. in June 1997 as  Vice
     President, DMOS Products.

(6) Options granted to William Numann in 1997 were repriced on June 1998 at $10.75 per share, with a 7-year term, and vest 2 years after the original grant date over a 5-year period

 The following table shows, as to the named executive officers, information concerning options granted during fiscal 1999 and the potential realizable value of those options, assuming 5% and 10% appreciation at the end of the option term.

		OPTION GRANTS IN LAST FISCAL YEAR
									Potential Realizable
									 Value at Assumed
				Percent of                             Annual Rates of Stock
			       Total Options                            Price Appreciation
				Granted to      Exercise                 for Option Term
		  Options      Employees in      Price     Expiration   -------------------
  Name            Granted (1)  Fiscal Year (2)  ($/Share)     Date       5% (3)     10% (3)
--------          -------      ---------------  ---------  ----------   --------   ---------
Henry C. Pao       45,000(4)       10.45%        $10.75    06/01/08     $304,228    $770,973

                   11,000(5)        2.56%         10.75    06/01/05       48,140     112,186

Richard Siegel     45,000(4)       10.45%         10.75    06/01/08      304,228     770,973

                    9,000(5)        2.09%         10.75    06/01/05       39,387      91,788

Benedict C.K. Choy 45,000(4)       10.45%         10.75    06/01/08      304,228     770,973

                    7,000(5)        1.63%         10.75    06/01/05       30,634      71,391

William Numann      6,000(6)        1.39%         11.00    03/01/06       28,867      62,615

Dennis Kramer       5,000(7)        1.16%         11.00    03/01/06       22,391      52,179

                    5,000(6)        1.16%         10.75    06/01/05       21,882      50,994
----------------------

(1) Options granted under the Company's 1991 Stock Option Plan typically have a 7-year term, vest over a 5-year period of employment and have an exercise price equal to the market value of the Company's Common Stock on the date of grant.

(2)  In fiscal 1999, the Company granted options representing
     430,500 shares to employees.

(3)  Potential realizable value is based on Black - Scholes
     Multiple Option model. These values are calculated based on requirements promulgated by the Securities and Exchange
     Commission and do not reflect the Company's estimate of future stock price appreciation.

(4)  10-year term, vest 5 years after grant date over a 5-year period

(5)  7-year term, vest 2 years after grant date over a 3-year period

(6)  7-year term, vest 1 year after grant date over a 5-year period

(7)  7-year term, vest 2 years after grant date over a 4-year period


 In June 1998, William Numann, the Company's Vice President, DMOS Products, was given the opportunity to exchange his older higher priced incentive stock options for new incentive stock options at the then current market price of $10.75 per share in return for changing the vesting start date of the option to one year after the original vesting date for the surrendered option.
The Board believes that it is in the best interest of the Company and the shareholders of the Company to highly motivate William Numann, he being a new officer of the Company at the time and to make a special exchange offer that is not available to the rest of the officers of the Company.

 The following table provides the specified information concerning repricing of options to purchase the Company's Common stock held by any executive officer of the company in the last 10 years.

                        OPTION REPRICING WITHIN THE LAST 10 YEARS

                                                                               Length of
                                                                               Original
                            Number of                                          Option Term
                            Securities   Market Price                          Remaining
                            Underlying   of Stock at    Exercise      New      Date of
Name and                    Options      Time of      Price at Time  Exercise  Repricing
Position          Date      Repriced     Repricing    of Repricing    Price     (months)
--------          ----      --------     ---------    ------------    -----     --------
William Numann  06/01/98(1)  30,000       $10.75        $15.25       $10.75       75

------------------------

(1)  7-year term, vest 2 years after original grant date over a 5-year period.


The following table summarizes the information concerning stock option exercises during the last fiscal year for each named executive officer.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION VALUES
					     Number of Securities              Value of
					    Underlying Unexercised          Unexercised In-the-Money
					  Options at Fiscal Year-End      Options at Fiscal Year-End(*)
	     Shares Acquired    Value    ----------------------------   -------------------------------
    Name       on Exercise     Realized  Exercisable    Unexercisable   Exercisable       Unexercisable
------------ ---------------   --------  -----------    -------------   -----------       -------------
Henry C. Pao               0        $ 0       48,800           97,800     $ 251,341           $  26,878

Richard Siegel        18,800    166,425       16,200           94,800        22,785              26,878

Benedict Choy              0          0       41,100           89,300       185,029              21,553

William Numann             0          0            0           36,000             0                   0

Dennis Kramer           1,200     5,626       23,000           18,000       108,790               8,620

------------------------------

(*) Closing market price of the Company's Common Stock on Friday, March 27, 1999 was $10 1/16.


		   STOCK PERFORMANCE GRAPH

 The following graph shows a five-year comparison of cumulative total return for the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Nasdaq Electronic Components Total Return Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	Comparison of Five Year Cumulative Total Return*
                   03/94   03/95   03/96   03/97   03/98   03/99
		   -----   -----   -----   -----   -----   -----
Nasdaq Composite     100    111      151     168     254     342
Total Return Index
(US Only)

Nasdaq Electronic    100    101      133     120     241     387
Components Stocks

Supertex, Inc.       100    252      361     336     321     300

*Assumes investment of $100 on April 1, 1994

    PROPOSAL 2: RESERVATION OF ADITIONAL 900,000
                SHARES FOR ISSUANCE UNDER THE 1991
                STOCK OPTION PLAN AND THE ADOPTION
                OF AN ANNUAL OPTION GRANT LIMIT

 At the Annual Meeting, Shareholders are being asked to approve two amendments to the Company's Amended and Restated 1991 Stock Option Plan ( the "1991" Plan). The 1991 Plan provides a means to attract and retain officers and key employees and promote the success of the Company.

Proposed Amendments to the Plan

 Subject to approval by a majority of the Shareholders, the Board of Directors has approved two amendments to the 1991 Plan: (i) increasing in the number of shares of Common Stock of the Company ("Common Stock") reserved under the 1991 Plan by 900,000 shares, from 1,925,715 to 2,825,715 shares, and (ii)
setting an annual limit as to the number of shares subject to options that may be granted to any individual under the 1991 Plan (the "Annual Limit").

 As of June 14, 1999, the Company had a limited number of shares available for grant under the 1991 Plan, which is the Company's primary mechanism for providing equity incentives to the Company's employees; thus, the Company cannot fulfill its compensation objectives. Equity incentives have continually been a significant component of compensation for the Company's employees. By linking key employees' compensation to corporate performance, the employees' reward is directly related to the Company's success. The Company believes the use of equity incentives increases employee motivation to improve Shareholder value. In addition, the market for employees in technology companies, such as the Company, is extremely competitive. Consequently, the Board of Directors believes additional shares must be reserved under the Plan to enable the Company to attract and retain key employees through the granting of options under the 1991 Plan.

 Any stock options granted under the 1991 Plan after the date of the shareholder approval of the Annual Limit will be exempt from the $1,000,000 compensation limitation of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, the Company will be able to fully deduct any compensation expense (for tax purposes) attributable to option exercises relating to such stock option grants that otherwise would not be deductible under Section162(m) of the Code. Therefore, the Board of Directors believes that adoption of the Annual Limit is in the best interest of the Company.

Summary Description of the 1991 Plan

 The following description of the 1991 Plan is qualified in its entirety by reference to the full text of the 1991 Plan, a copy of which may be obtained by Shareholders of the Company upon written request directed to the Company's Secretary at the address listed on the first page of this Proxy Statement.

Purpose

 The purposes of the 1991 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company's business. Options granted under the 1991 Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

Administration

 The 1991 Plan is administered by the Board of Directors, or by a committee designated by the Board of Directors which committee shall be constituted to satisfy applicable laws. The interpretation and construction of any provision of the 1991 Plan by the Board of Directors or its committee shall be final and conclusive.

Eligibility

 The 1991 Plan provides for granting nonstatutory stock options to employees and consultants, and incentive stock options only to employees. The Administrator in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

Limitations

 Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1991 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 125,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 125,000 shares of Common Stock.


Term and Conditions of Options

 Each option is evidenced by a written stock option agreement between the Company and the optionee and is subject to the terms and conditions listed below:

      (a) Exercise of Options. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement.
           An option is exercised by giving written notice of exercise to the Company and tendering full payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may be by cash, check, or surrender of other shares of the Company's Common Stock which have been owned by the optionee for more than six months and have a fair market value equal to the aggregate exercise price of the shares as to which the option will be exercised on the date of surrender.


      (b) Option Price. The exercise price of options granted under the 1991 Plan is the fair market value of the Company's Common Stock as determined by the Board of Directors or its appointed committee at time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted.
           The 1991 Plan provides that, because the Company's Common Stock is currently traded on The Nasdaq Stock Market, the fair market value per share shall be the closing price as quoted on such system on the last market trading day prior to the day of the option.


      (c) Termination of Employment or Consulting Relationship. If an optionee's employment or consulting relationship with the Company terminates for any reason (including death or disability), then all options held by the optionee under the 1991 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The 1991 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.


     (d) Non-transferability of Options. Unless otherwise determined by the Administrator, an option is not transferable other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

     (e) Terms of Options. The term of each option shall be ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1991 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization

 In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1991 Plan, the number and class of shares of stock subject to any option outstanding under the 1991 Plan, and the exercise price of any such outstanding option.

 In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable.

 In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the Administrator shall have the discretion to allow the optionee to exercise the option to the extent the option would have been exercisable 180 days after the effective date of the merger or sale of assets. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.


Amendment and Termination of the 1991 Plan

  The Board of Directors may at any time amend, alter, suspend or terminate the 1991 Plan; but, no amendment or termination shall be made that would impair the rights of any participant under any grant theretofore made, without the written consent of the optionee. In addition, the Company shall obtain shareholder approval of any amendment to the 1991 Plan in such a manner and to the extent necessary and desirable to comply with applicable law or regulation. Unless terminated earlier, the 1991 Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

Federal Income Tax Information

 An optionee who is granted an incentive stock option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company.

 Any gain or loss recognized on such premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

 Options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of a nonstatutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a nonstatutory stock option.

 Upon resale of the shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

 The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of the options under the 1991 Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

 Approval of the reservation of an additional 900,000 shares for issuance under the Company's 1991 Stock Option Plan and the adoption of an annual option grant limit requires the affirmative vote of the holders of a majority of shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

 The Board of Directors recommends a vote FOR the approval of the reservation of an additional 900,000 shares for issuance under the Company's 1991 Stock Option Plan and the adoption of an annual option grant limit.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


 On recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, as independent public accountants to audit the financial statements of the Company for fiscal year ending April 1, 2000. PricewaterhouseCoopers LLP was the Company's independent public accountants for the fiscal year ending March 27, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

 The affirmative vote of a majority of the Votes Cast will be required to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending April 1, 2000.

 The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending April 1, 2000. The vote required to approve this proposal is a majority of the shares present and voting at the meeting.

OTHER MATTERS

 The Company knows of no other matters to be submitted to the Meeting. If any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

 It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

				FOR THE BOARD OF DIRECTORS OF
				SUPERTEX, INC.


			    /s/ Benedict C. K. Choy
				Corporate Secretary

Dated:  July 1, 1999

		THIS PROXY IS SOLICITED ON BEHALF OF
			THE BOARD OF DIRECTORS
			    SUPERTEX, INC.
           ANNUAL MEETING OF SHAREHOLDERS, AUGUST 6, 1999

 The undersigned shareholder of SUPERTEX, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 1, 1999, and hereby appoints Henry C. Pao as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SUPERTEX, INC., to be held on August 6, 1999, at 10:00 a.m., local time, at the principal offices of the Company, located at 1235 Bordeaux Drive, Sunnyvale, California, 94089 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth to the right.

1.  ELECTION OF DIRECTORS (except as marked to the contrary below):

    [ ]  FOR
    [ ]  WITHHOLD
    [ ]  FOR ALL EXCEPT

    Nominees:  Benedict Choy; Frank C. Pao; Henry C. Pao;
	       Richard Siegel; Yunni Pao

    Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


                 -------------------------------------------


2.  PROPOSAL TO APPROVE THE  RESERVATION OF AN ADDITIONAL 900,000
    SHARES FOR ISSUANCE UNDER THE COMPANY'S 1991 STOCK OPTION PLAN AND THE ADOPTION OF AN ANNUAL OPTION GRANT LIMIT.

    [ ]  FOR
    [ ]  AGAINST
    [ ]  ABSTAIN

3.  PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
    LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE
    FISCAL YEAR ENDING APRIL 1, 2000:

    [ ]  FOR
    [ ]  AGAINST
    [ ]  ABSTAIN

    In his discretion, the Proxy is authorized to vote upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.


 THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF NOMINATED DIRECTORS, FOR APPROVAL OF THE RESERVATION OF AN ADDITIONAL 900,000 SHARES FOR ISSUANCE UNDER THE COMPANY'S
1991 STOCK OPTION PLAN AND THE ADOPTION OF AN ANNUAL OPTION GRANT LIMIT, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR
THE FISCAL YEAR ENDING APRIL 1, 2000, AND AS SUCH PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

 SUCH ATTORNEY OR SUBSTITUTE SHALL BE PRESENT AND SHALL ACT AT
THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY
EXERCISE ALL OF THE POWERS OF SUCH ATTORNEY-IN-FACT HEREUNDER.

 Please be sure to sign and date this Proxy in the box below.

If shares are jointly held, each holder should sign. If signing for estates, trusts, corporations, or partnerships, title and capacity should be stated.


Date: _______________




__________________________________________________________________
Stockholder sign above               Co-holder (if any) sign above



PLEASE MARK, DATE, AND SIGN EXACTLY AS YOUR NAME(S) APPEARS
HEREON, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.